As Filed With the Securities and Exchange Commission on April 30, 2013

REGISTRATION NO. 811-08162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 52

MASTER INVESTMENT PORTFOLIO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 HOWARD STREET

SAN FRANCISCO, CA 94105

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER: 415-597-2000

JOHN M. PERLOWSKI

MASTER INVESTMENT PORTFOLIO

55 EAST 52nd STREET

NEW YORK, NEW YORK 10055

UNITED STATES OF AMERICA

(NAME AND ADDRESS OF AGENT FOR SERVICE)

WITH A COPY TO:

JOHN A. MACKINNON, ESQ.	BENJAMIN ARCHIBALD, ESQ.
SIDLEY AUSTIN LLP	BLACKROCK FUND ADVISORS
787 SEVENTH AVENUE	55 EAST 52nd STREET
NEW YORK, NEW YORK 10019	NEW YORK, NEW YORK 10055

MASTER INVESTMENT PORTFOLIO

BOND INDEX MASTER PORTFOLIO

S&P 500 STOCK MASTER PORTFOLIO

COREALPHA BOND MASTER PORTFOLIO

EXPLANATORY NOTE

This is the combined Part A and Part B of the Registration Statement on Form N-1A for Bond Index Master Portfolio, S&P 500 Stock Master Portfolio and CoreAlpha Bond Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). Each Master Portfolio is a diversified portfolio of Master Investment Portfolio (“MIP”), an open-end, series management investment company.

Each Master Portfolio operates as part of a master/feeder structure, and a corresponding feeder fund (a BlackRock Funds III Feeder Fund, as defined below) invests all of its assets in a Master Portfolio with substantially the same investment objective, strategies and policies as the BlackRock Funds III Feeder Fund. Throughout this combined Part A and Part B for the Master Portfolios, specified information concerning the Master Portfolios and MIP is incorporated by reference from the most recently effective post-effective amendment to the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), of BlackRock Funds III (File Nos. 33-54126; 811-07332) that relates to and includes the prospectuses and the statements of additional information of BlackRock Bond Index Fund, BlackRock S&P 500 Stock Fund and BlackRock CoreAlpha Bond Fund (each, a “BlackRock Funds III Feeder Fund” and collectively, the “BlackRock Funds III Feeder Funds”), each a series of BlackRock Funds III, a separate publicly offered investment company organized as a Delaware statutory trust. Each BlackRock Funds III Feeder Fund invests all of its assets in the corresponding Master Portfolio as follows: BlackRock Bond Index Fund invests all of its assets in Bond Index Master Portfolio, BlackRock S&P 500 Stock Fund invests all of its assets in S&P 500 Stock Master Portfolio and BlackRock CoreAlpha Bond Fund invests all of its assets in CoreAlpha Bond Master Portfolio. The Bond Index Master Portfolio is one of the underlying funds in which the following other portfolios of MIP invest a portion of their assets pursuant to a fund of funds structure: LifePath® Retirement Master Portfolio, LifePath 2020 Master Portfolio®, LifePath® 2025 Master Portfolio, LifePath 2030 Master Portfolio®, LifePath® 2035 Master Portfolio, LifePath 2040 Master Portfolio®, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio and LifePath® 2055 Master Portfolio (each, a “LifePath Master Portfolio” and collectively, the “LifePath Master Portfolios”) and LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath® Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio and LifePath® Index 2055 Master Portfolio (each, a “LifePath Index Master Portfolio” and collectively, the “LifePath Index Master Portfolios”). The CoreAlpha Bond Master Portfolio is one of the underlying funds in which the following other portfolios of MIP invest a portion of their assets pursuant to a fund of funds structure: LifePath Master Portfolios. Each of these LifePath Master Portfolios and LifePath Index Master Portfolios operates as a master as part of a master/feeder structure; the feeder funds in this structure include the LifePath series of BlackRock Funds III. Each feeder fund invests all of its assets in the corresponding LifePath Master Portfolio or LifePath Index Master Portfolio. To the extent that information concerning a Master Portfolio and/or MIP is incorporated by reference and BlackRock Funds III files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the “1933 Act”), a supplement to a BlackRock Funds III Feeder Fund’s prospectuses or statements of additional information that supplements such incorporated information, then the supplemented information contained in such Rule 497 filing is also incorporated herein by reference. Each BlackRock Funds III Feeder Fund’s current prospectus and statement of additional information, as supplemented from time to time, is referred to herein collectively as the “Prospectus” and “SAI,” respectively. Each feeder fund that invests in a Master Portfolio (including each BlackRock Funds III Feeder Fund) is referred to herein as a “Feeder Fund” and collectively as the “Feeder Funds.”

PART A – PROSPECTUS

April 30, 2013

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY “SECURITY” WITHIN THE MEANING OF THE 1933 ACT.

The Master Portfolios’ Part B, dated April 30, 2013, is incorporated by reference into this Part A.

ITEMS 1 THROUGH 4.

Responses to Items 1 through 4 have been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

ITEM 5.	MANAGEMENT.

BlackRock Fund Advisors (“BFA”) is the investment adviser of Bond Index Master Portfolio and S&P 500 Stock Master Portfolio. BlackRock Advisors LLC (“BlackRock”) is the investment adviser of CoreAlpha Bond Master Portfolio. BlackRock International Limited (“BIL”) and BFA are the sub-advisers of the CoreAlpha Bond Master Portfolio. The term “Manager” in this Part A means BFA or BlackRock, as applicable.

MIP incorporates by reference information concerning each Master Portfolio’s portfolio managers from the following section of the corresponding BlackRock III Feeder Fund’s Prospectus: “Fund Overview – Portfolio Managers.”

ITEM 6.	PURCHASE AND SALE OF INTERESTS.

Interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

The Master Portfolios have no minimum initial or subsequent investment requirements.

Each Feeder Fund may withdraw all or any portion of its investment in the applicable Master Portfolio on any business day on which the New York Stock Exchange (“NYSE”) is open at the net asset value next determined after a redemption request is received in proper form by the Master Portfolio.

ITEM 7.	TAX INFORMATION.

Each Master Portfolio intends to operate as a non-publicly traded partnership for U.S. federal income tax purposes. Each BlackRock Funds III Feeder Fund will be taxable on its allocable portion of the income of the applicable Master Portfolio. Each Master Portfolio will not be subject to any U.S. federal income tax.

ITEM 8.	FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

ITEM 9.	INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

MIP incorporates by reference the information concerning each Master Portfolio’s investment objective, principal investment strategies, related risks and disclosure of portfolio holdings from the following sections of the corresponding BlackRock Funds III Feeder Fund’s Prospectus: “Details About the Fund – How the Fund Invests” and “Details About the Fund – Investment Risks.”

A description of the Master Portfolios’ policies and procedures with respect to the disclosure of the Master Portfolios’ portfolio holdings is available in the SAI and is available free of charge by calling 1-800-441-7762 (toll-free).

ITEM 10.	MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

MANAGEMENT

BFA serves as investment adviser to Bond Index Master Portfolio and S&P 500 Stock Master Portfolio, and BlackRock serves as investment adviser to CoreAlpha Bond Master Portfolio. The Manager manages the investment of each Master Portfolio’s assets and provides each Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s board of trustees (the “Board of Trustees” or the “Board”) and in conformity with Delaware law and the stated policies of the Master Portfolios. BIL and BFA serve as sub-advisers to the CoreAlpha Bond Master Portfolio.

MIP incorporates by reference the information concerning each Master Portfolio’s and MIP’s management from the following sections of the corresponding BlackRock Funds III Feeder Fund’s Prospectus: “Management of the Fund – Investment Adviser” and “Management of the Fund – Portfolio Manager Information.”

MIP further incorporates by reference additional management information from the following section of the corresponding BlackRock Funds III Feeder Fund’s Prospectus: “Management of the Fund – Administrative Services.”

CONFLICTS OF INTEREST

MIP incorporates by reference information concerning conflicts of interest from the following section of the corresponding BlackRock Funds III Feeder Fund’s Prospectus: “Management of the Fund – Conflicts of Interest.”

ORGANIZATION AND CAPITAL STRUCTURE

MIP was organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware and is registered as an open-end, series management investment company under the 1940 Act. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. Each portfolio is treated as a separate entity for certain matters under the 1940 Act and for certain other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. The Board of Trustees has authorized MIP to issue multiple series. MIP currently offers interests in the following series: Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath® Retirement Master Portfolio, LifePath 2020 Master Portfolio®, LifePath® 2025 Master Portfolio, LifePath 2030 Master Portfolio®, LifePath® 2035 Master Portfolio, LifePath 2040 Master Portfolio®, LifePath® 2045 Master Portfolio, LifePath® 2050 Master Portfolio, LifePath® 2055 Master Portfolio, LifePath® Index Retirement Master Portfolio, LifePath® Index 2020 Master Portfolio, LifePath® Index 2025 Master Portfolio, LifePath® Index 2030 Master Portfolio, LifePath® Index 2035 Master Portfolio, LifePath® Index 2040 Master Portfolio, LifePath® Index 2045 Master Portfolio, LifePath® Index 2050 Master Portfolio, LifePath® Index 2055 Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, Treasury Money Market Master Portfolio, Bond Index Master Portfolio, S&P 500 Stock Master Portfolio, Russell 1000® Index Master Portfolio and ACWI ex-US Index Master Portfolio. Information about the listed portfolios that is not covered in this combined Part A and Part B is contained in separate offering documents. From time to time, additional portfolios may be established and sold pursuant to separate offering documents.

All consideration received by MIP for interests in one of its portfolios and all assets in which such consideration is invested will belong to that portfolio (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one portfolio are treated separately from those of each other portfolio.

MIP incorporates by reference information concerning organizational structure from the following section of the corresponding BlackRock Funds III Feeder Fund’s Prospectus: “Account Information – Master/Feeder Mutual Fund Structure.”

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 400 Howard Street, San Francisco, California 94105.

Please see Item 22 of Part B for a further description of MIP’s capital structure.

ITEM 11.	INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest hundredth of a percent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form by the applicable Master Portfolio. The value of each Master Portfolio’s Net Assets is determined as of the close of regular trading on the NYSE which is generally 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the NYSE is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, of that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests that are to be effected on that day will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day, plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day, plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

MIP also incorporates by reference the information from the following section of the SAI: “Pricing of Shares – Determination of Net Asset Value.”

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will generally remit the proceeds from a redemption the same day after receiving a redemption request in proper form. A Master Portfolio can delay payment for one day, or longer than one day, under extraordinary circumstances. Generally, those extraordinary circumstances are when (i) the NYSE is closed (other than customary weekend and holiday closings); (ii) trading on the NYSE is restricted; (iii) an emergency exists as a result of which disposal or valuation of a Master Portfolio’s investments is not reasonably practicable; or (iv) for such other periods as the SEC by order may permit. MIP reserves the right to suspend investors’ rights of redemption and to delay delivery of redemption proceeds, as permitted under Section 22(e) of the 1940 Act, and other applicable laws. In addition, the Master Portfolios reserve the right to refuse any purchase of interests. Investments in the Master Portfolios may not be transferred.

MIP reserves the right to pay redemption proceeds in portfolio securities held by the Master Portfolios rather than in cash. MIP has elected to be governed by Rule 18f-1 under the 1940 Act so that the each Master Portfolio is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master Portfolio. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of the Valuation Time on any Business Day. The Master Portfolios’ net investment income for a Saturday, Sunday or holiday will be accrued and allocated to investors of record as of the Valuation Time on the previous Business Day. Allocations of a Master Portfolio’s net investment income will be distributed to an interestholder’s account on the applicable payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the applicable payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with U.S. federal income tax rules.

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

MIP incorporates by reference information concerning frequent purchases and redemptions from the following section of the corresponding BlackRock Funds III Feeders Fund’s Prospectus: “Account Information – Short-Term Trading Policy.”

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify as a non-publicly traded partnership for U.S. federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any U.S. federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s income, gain, loss, deduction and credit, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s U.S. federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have “passed through” to interestholders their proportionate shares of the Master Portfolio’s interest, dividends, gains or losses (if any) realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such shares will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

In general, a distribution of net investment income or realized capital gains to an investor will be tax-free for U.S. federal income tax purposes, unless the distribution exceeds the tax basis in the investor’s beneficial interests in the Master Portfolio. Such distributions will reduce an investor’s tax basis in its beneficial interests in the Master Portfolio, but not below zero.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its interestholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

ITEM 12.	DISTRIBUTION ARRANGEMENTS.

Beneficial interests in each Master Portfolio are not registered under the 1933 Act because such interests are issued solely in transactions that are exempt from registration under the 1933 Act. Each Master Portfolio is a “master” in a “master/feeder” structure. Only “feeder funds” – i.e., investment companies that are “accredited investors” and invest all of their assets in the Master Portfolios – or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make direct investments in a Master Portfolio. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolios.

A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a feeder fund that invests directly in the Master Portfolio. Any accredited investors other than feeder funds that invest in the Master Portfolios will do so on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 13.	FINANCIAL HIGHLIGHTS.

The response to Item 13 has been omitted pursuant to General Instruction B, Paragraph 2(b), to Form N-1A under the 1940 Act.

MASTER INVESTMENT PORTFOLIO

BOND INDEX MASTER PORTFOLIO

S&P 500 STOCK MASTER PORTFOLIO

COREALPHA BOND MASTER PORTFOLIO

PART B – STATEMENT OF ADDITIONAL INFORMATION

APRIL 30, 2013

ITEM 14.	COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP”) is an open-end, series management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in connection with Part A, also dated April 30, 2013, of Bond Index Master Portfolio, S&P 500 Stock Master Portfolio and CoreAlpha Bond Master Portfolio (each, a “Master Portfolio” and collectively, the “Master Portfolios”). All terms used in this Part B that are defined in Part A have the meanings assigned in Part A, unless otherwise defined in Part B. MIP incorporates by reference the information included on the cover page of the statement of additional information relating to BlackRock Bond Index Fund, BlackRock S&P 500 Stock Fund and BlackRock CoreAlpha Bond Fund (each, a “BlackRock Funds III Feeder Fund” and collectively, the “BlackRock Funds III Feeder Funds”), as amended, revised or supplemented from time to time (each, an “SAI”). A copy of Part A of the Registration Statement with respect to the Master Portfolios may be obtained without charge by writing to Master Investment Portfolio, c/o BNY Mellon Investment Servicing (US) Inc., P.O. Box 9819, Providence, RI 02940-8019, or by calling 1-800-441-7762. MIP’s registration statement may be examined at the office of the Securities and Exchange Commission (the “SEC”) in Washington, D.C. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN A MASTER PORTFOLIO.

ITEM 15.	TRUST HISTORY.

MIP is an open-end, series management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios.

ITEM 16.	DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

INVESTMENTS AND RISKS. MIP incorporates by reference the information concerning each Master Portfolio’s additional investment strategies, risks and restrictions from the following sections of the corresponding SAI: “Investment Objective and Policies,” “Investment Restrictions – Fundamental Investment Restrictions of the Master Portfolio” and “Investment Restrictions – Non-Fundamental Investment Restrictions of the Master Portfolio.”

PORTFOLIO HOLDINGS INFORMATION. MIP incorporates by reference the information concerning each Master Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings from the following section of the corresponding SAI: “Selective Disclosure of Portfolio Holdings.”

ITEM 17.	MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with Item 10 of Part A.

MIP incorporates by reference the information concerning the management of MIP and the Master Portfolios from the following section of the corresponding SAI: “Information on Trustees and Officers.” The Board of Trustees has responsibility for the overall management and operations of the Master Portfolios. The Board of Trustees of MIP has the same co-chairs and the same committee structure as the board of trustees of BlackRock Funds III.

COMPENSATION OF TRUSTEES. MIP incorporates by reference the information concerning compensation of Trustees of MIP from the following section of the corresponding SAI: “Information on Trustees and Officers – Compensation of Trustees.”

CODES OF ETHICS. MIP has the same code of ethics as BlackRock Funds III. MIP incorporates by reference the information concerning the code of ethics from the following section of the corresponding SAI: “Management and Other Service Arrangements – Code of Ethics.”

PROXY VOTING POLICIES. MIP incorporates by reference to the information concerning its Proxy Voting Policies from the following sections of the corresponding SAI: “Proxy Voting Policies and Procedures” and “Appendix B – Proxy Voting Policy.”

INTERESTHOLDER COMMUNICATION TO THE BOARD OF TRUSTEES. The Board of Trustees has established a process for interestholders to communicate with the Board of Trustees. Interestholders may contact the Board of Trustees by mail. Correspondence should be addressed to Master Investment Portfolio Board of Trustees, c/o BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. Interestholder communication to the Board of Trustees should include the following information: (a) the name and address of the interestholder; (b) the percentage interest(s) owned by the interestholder; (c) the Master Portfolio(s) of which the interestholder owns interests; and (d) if these interests are owned indirectly through a broker, financial intermediary or other record owner, the name of the broker, financial intermediary or other record owner. All correspondence received as set forth above shall be reviewed by the Secretary of MIP and reported to the Board of Trustees.

ITEM 18.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF INTERESTS.

As of April 2, 2013, the interestholders identified below were known by MIP to own 5% or more of the outstanding voting interests of a Master Portfolio in the indicated capacity. Approximate percentages are indicated in the table below.

MASTER PORTFOLIO	NAME AND ADDRESS OF INTERESTHOLDER	PERCENTAGE OF MASTER PORTFOLIO	NATURE OF OWNERSHIP
Bond Index Master Portfolio	BlackRock Bond Index Fund BlackRock Funds III 400 Howard Street San Francisco, CA 94105	19%	Record

	Bond Index LP Feeder Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	81%	Record

S&P 500 Stock Master Portfolio	BlackRock S&P 500 Stock Fund BlackRock Funds III 400 Howard Street San Francisco, CA 94105	23%	Record

	Transamerica Partners Stock Index Fund 570 Carillon Parkway St. Petersburg, FL 33716	18%	Record

	Transamerica Partners Institutional Stock Index Fund 570 Carillon Parkway St. Petersburg, FL 33716	53%	Record

CoreAlpha Bond Master Portfolio	CoreAlpha Bond LP Feeder Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	97%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a BlackRock Funds III Feeder Fund, or another interestholder is identified in the foregoing table as the beneficial holder of more than 25% of a Master Portfolio or as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio. Any feeder fund that is a majority interestholder in a Master Portfolio may be able to take actions with respect to MIP (e.g., approve an advisory agreement) without the approval of other investors in the applicable Master Portfolio.

As of April 1, 2013, no Trustee owned any beneficial interest in each Master Portfolio, and the Trustees and principal officers of MIP as a group beneficially owned less than 1% of the outstanding beneficial interests of each Master Portfolio.

ITEM 19.	INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Items 10 and 12 in Part A.

INVESTMENT ADVISER. MIP incorporates by reference the information concerning the investment adviser from the following sections of each SAI: “Management and Advisory Arrangements – Investment Adviser” and “Management and Other Service Arrangements – Management Arrangements.”

BlackRock Fund Advisors (“BFA”) serves as the investment adviser to Bond Index Master Portfolio and S&P 500 Stock Master Portfolio. Prior to December 28, 2012, BFA also served as the investment adviser to CoreAlpha Bond Master Portfolio. Effective December 28, 2012, BlackRock Advisors, LLC (“BlackRock”) serves as the investment adviser for CoreAlpha Bond Master Portfolio. The term “Manager” in this Part B refers to BFA or BlackRock, as applicable.

For the fiscal years shown below, each Master Portfolio paid the following management fees to the Manager, net of waivers and/or offsetting credits:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2010	2011	2012
Bond Index Master Portfolio	$70,149	$30,366	$228,196
S&P 500 Stock Master Portfolio	$925,700	$964,139	$864,118
CoreAlpha Bond Master Portfolio	$4,770,173	$5,657,549	$6,172,267

The fees and expenses of the Independent Trustees of MIP, counsel to the Independent Trustees of MIP, and the independent registered public accounting firm that provides audit services in connection with the Master Portfolios

(collectively referred to as the “MIP Independent Expenses”) are paid directly by the Master Portfolios. Each of BlackRock and BFA, as applicable, has contractually undertaken to reimburse or provide an offsetting credit to each Master Portfolio for such MIP Independent Expenses through April 30, 2014. Such contractual arrangements may not be terminated with respect to a Master Portfolio prior to May 1, 2014 without the consent of the Boards of Trustees of the Trust and MIP.

For the fiscal years shown below, BlackRock and BFA, as applicable, provided an offsetting credit, in the amounts shown, against management fees paid with respect to the Master Portfolios:

	FISCAL YEAR ENDED DECEMBER 31,
MASTER PORTFOLIO	2010	2011	2012
Bond Index Master Portfolio	$29,614	$56,703	$42,152
S&P 500 Stock Master Portfolio	$83,604	$122,802	$94,369
CoreAlpha Bond Master Portfolio	$0	$0	$125,189

ADMINISTRATOR. MIP incorporates by reference the information concerning BlackRock, as the administrator of the Master Portfolios, from the following section of each BlackRock Funds III Feeder Fund’s SAI: “Management and Advisory Arrangements – Administration Arrangements.” Effective July 1, 2012, BlackRock replaced BlackRock Institutional Trust Company, N.A. (“BTC”) as each Master Portfolio’s administrator. The term “Administrator” in this Part B means BlackRock or BTC, as applicable.

BlackRock is not entitled to compensation for providing administration services to a Master Portfolio so long as it is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BlackRock or an affiliate receives management fees from such Master Portfolios.

For the fiscal years shown below, the CoreAlpha Bond Master Portfolio paid the following administration fees to the Administrator, net of waivers and/or offsetting credits:

	FISCAL YEAR ENDED DECEMBER 31,
Master Portfolio	2010	2011		2012
CoreAlpha Bond Master Portfolio	$1,807,012	$219,119	[1]	N/A

1 Administration fees from January 1, 2011 through February 28, 2011. BlackRock CoreAlpha Bond Fund, a feeder fund that invests in CoreAlpha Bond Master Portfolio, commenced operations on February 28, 2011 and therefore CoreAlpha Master Portfolio no longer pays administration fees.

For the fiscal years shown below, the Administrator provided an offsetting credit, in the amounts shown, against administration fees paid with respect to CoreAlpha Bond Master Portfolio:

	FISCAL YEAR ENDED DECEMBER 31,
Master Portfolio	2010	2011	2012
CoreAlpha Bond Master Portfolio	$101,057	$131,317	N/A

PLACEMENT AGENT. BlackRock Investments, LLC (“BRIL”) is the placement agent for the Master Portfolios. BRIL is a registered broker-dealer located at 40 East 52nd Street, New York, New York 10022. BRIL does not receive compensation from the Master Portfolios for acting as placement agent. See “Underwriters” at Item 25 below.

CUSTODIAN. State Street Bank and Trust Company (“State Street”) is the Master Portfolios’ custodian and is located at 200 Clarendon Street, Boston, Massachusetts 02116.

TRANSFER AND DIVIDEND DISBURSING AGENT. BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) acts as the Master Portfolios’ transfer and dividend disbursing agent. For its services as transfer and dividend disbursing agent to the Master Portfolios, BNY Mellon is entitled to receive fees based on the Master Portfolios’ net assets. See “Expenses” below.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP (“PwC”), located at 300 Madison Avenue, New York, New York 10017, serves as the independent registered public accounting firm for MIP. PwC provides audit and tax services, as well as assistance and consultation in connection with the review of certain SEC filings.

LEGAL COUNSEL. Sidley Austin LLP, located at 787 Seventh Avenue, New York, New York 10019, serves as legal counsel to MIP, BlackRock Funds III, BFA and BlackRock.

POTENTIAL CONFLICTS OF INTEREST. MIP incorporates by reference information concerning potential conflicts of interest from the following section of each BlackRock Funds III Feeder Fund’s SAI: “Selective Disclosure of Portfolio Holdings – Potential Conflicts of Interest.”

EXPENSES. BlackRock has agreed to bear all costs of the Master Portfolios’ and MIP’s operations, other than brokerage expenses, management fees, distribution plan expenses, MIP Independent Expenses, litigation expenses, taxes or other extraordinary expenses. BlackRock has contracted with State Street to provide certain sub-administration services for the Master Portfolios, and BlackRock pays State Street for these services. Each of BlackRock and BFA, as applicable, has also contractually undertaken to reimburse or credit the Master Portfolios for MIP Independent Expenses. Expenses attributable only to the Master Portfolios will be charged only against the assets of the Master Portfolios. General expenses of MIP will be allocated among its portfolios in a manner that is proportionate to the Net Assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 20.	PORTFOLIO MANAGERS.

MIP incorporates by reference the information concerning the portfolio managers for the Master Portfolios from the following section of the corresponding SAI: “Management and Advisory Arrangements – Information Regarding the Portfolio Managers.”

ITEM 21.	BROKERAGE ALLOCATION AND OTHER PRACTICES.

MIP incorporates by reference the information describing the Master Portfolios’ policies governing portfolio securities transactions generally, portfolio turnover, brokerage commissions and frequent trading in portfolio securities from the following section of the corresponding SAI: “Portfolio Transactions and Brokerage.”

ITEM 22.	CAPITAL STOCK AND OTHER INTERESTS.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolios may not be transferred. No certificates are issued. MIP may be terminated at any time by vote of interestholders holding at least a majority of the interests of each series entitled to vote or by the Trustees by written notice to the interestholders. Any series of interests may be terminated at any time by vote of interestholders holding at least a majority of the interests of such series entitled to vote or by the Trustees by written notice to the interestholders of such series.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for interestholders’ vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company that issues two or more classes or series, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each class or series affected by such matter. Rule 18f-2 further provides that a class or series, such as each Master Portfolio, shall be deemed to be affected by a matter unless it is clear that the interests of each class or series in the matter are substantially identical or that the matter does not affect any interest of the class or series. However, Rule 18f-2 exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of Rule 18f-2.

ITEM 23.	PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 11 in Part A.

PURCHASE OF INTERESTS. Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in a Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

IN-KIND PURCHASES. Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

SUSPENSION OF REDEMPTIONS. The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed as provided in Item 11 in Part A.

VALUATION. MIP incorporates by reference information concerning the Master Portfolios’ and MIP’s pricing of interests from the following section of the corresponding SAI: “Pricing of Shares – Determination of Net Asset Value.”

DECLARATION OF TRUST PROVISIONS REGARDING REDEMPTIONS AT OPTION OF TRUST. Pursuant to the Declaration of Trust, MIP shall, subject to applicable law, have the right at its option and at any time to redeem interests of any interestholder at the net asset value thereof as determined in accordance with the Declaration of Trust (i) if at such time such interestholder owns fewer interests than, or interests having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such interestholder owns interests of a particular series or class equal to or in excess of a percentage of the outstanding interests of that series or class, or a percentage of the aggregate net asset value of that series or class, determined from time to time by the Trustees; or (iii) to the extent that such interestholder owns interests of MIP equal to or in excess of a percentage of the aggregate outstanding interests of MIP, or a percentage of the aggregate net asset value of MIP, as determined from time to time by the Trustees.

ITEM 24.	TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for U.S. federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any U.S. federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s income, gain, loss, deduction, and credit generally will be included in determining the investor’s U.S. federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under Subchapter M of the Internal Revenue Code can continue to so qualify by investing substantially all of its assets in the Master Portfolio, provided that the regulated investment company meets all other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing to its shareholders a sum equal to at least 90% of the regulated investment company’s “investment company taxable income,” as defined in Section 852(b)(2) of the Internal Revenue Code, and 90% of its net tax-exempt interest (if any) for each taxable year).

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for U.S. federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or inventory that has substantially appreciated in value as provided in Section 751 of the Internal Revenue Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions to the investor, the tax basis of any property distributed to the investor from the Master Portfolio, and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. The feeder funds that invest in the Master Portfolios may be able to claim a deduction or credit for such taxes but will not be able to pass-through such a deduction or credit to their shareholders.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also may include an option to acquire stock such as is inherent in a convertible bond under Treasury Regulations that may be promulgated in the future) in a PFIC, interestholders of the Master Portfolio could be subject to U.S. federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. A Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, interestholders of the Master Portfolios may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investments in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company that invests in a Master Portfolio to maintain its status under the Internal Revenue Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant amounts of non-cash income or gain, such income or gain could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order to allow regulated investment companies investing in the Master Portfolio to meet their distribution requirements and maintain their favorable tax status under the Internal Revenue Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to make such distributions.

Current U.S. federal income tax law provides for a maximum individual U.S. federal income tax rate applicable to “qualified dividend income” of 20%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations, as long as certain holding period and other requirements are met. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

A 3.8% Medicare contribution tax is imposed on the net investment income (which includes, but is not limited to, interest, dividends and net gains from investments) of U.S. individuals with income exceeding $200,000, or $250,000 if married and filing jointly, and of trusts and estates.

A 30% withholding tax may be imposed on dividends paid after December 31, 2013 and redemption proceeds paid after December 31, 2016 to (i) certain foreign financial institutions and investment funds, and (ii) certain other foreign entities. To avoid withholding, foreign financial institutions and investment funds will generally either need to (a) collect and report to the IRS detailed information identifying their U.S. accounts and U.S. account holders, comply with due diligence procedures for identifying U.S. accounts and withhold tax on certain payments made to noncomplying foreign entities and account holders or (b) if an intergovernmental agreement is entered into and implementing legislation is adopted, comply with the agreement and legislation. Other foreign entities will generally either need to provide detailed information identifying each substantial U.S. owner or certify there are no such owners.

The foregoing is not an exhaustive discussion of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 25.	UNDERWRITERS.

The exclusive placement agent for MIP is BRIL, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker-dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio. The foregoing information supplements and should be read in conjunction with Item 12 in Part A.

ITEM 26.	CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 27.	FINANCIAL STATEMENTS.

The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent registered public accounting firm’s reports for the BlackRock Funds III Feeder Funds and the Master Portfolios for the fiscal year ended December 31, 2012 are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-08162) as filed with the SEC on March 1, 2013 and are hereby incorporated by reference. The annual report, which contains the referenced audited financial statements, is available upon request and without charge.

PART C

OTHER INFORMATION

ITEM 28.	EXHIBITS.

EXHIBIT	DESCRIPTION
(a)(1)	Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35 to the Registration Statement of Master Investment Portfolio (the “Registrant,” and the series thereof, the “Master Portfolios”), filed December 27, 2006 (“Amendment No. 35”).

(a)(2)	Certificate of Trust, dated October 20, 1993, is incorporated herein by reference to an Exhibit to Amendment No. 7 to the Registrant’s Registration Statement, filed August 31, 1998 (“Amendment No. 7”).

(a)(3)	Certificate of Amendment to the Certificate of Trust is incorporated herein by reference to an Exhibit to Amendment No. 7.

(a)(4)	Amendment No. 1, dated December 11, 2007, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 39 to the Registrant’s Registration Statement, filed December 2, 2009 (“Amendment No. 39”).

(a)(5)	Amendment No. 2, dated November 13, 2009, to the Second Amended and Restated Agreement and Declaration of Trust, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 40 to the Registrant’s Registration Statement, filed April 30, 2010 (“Amendment No. 40”).

(b)(1)	Amended and Restated By-Laws, dated November 17, 2006, is incorporated herein by reference to an Exhibit to Amendment No. 35.

(c)	Not applicable.

(d)(1)	Amended and Restated Investment Advisory Agreement, dated December 28, 2012, between Registrant and BlackRock Advisors, LLC (“BAL”) or BlackRock Fund Advisors (“BFA”), as applicable, is incorporated herein by reference to an Exhibit to Amendment No. 50 to the Registrant’s Registration Statement, filed on April 30, 2013 (“Amendment No. 50”).

(d)(2)	Form of Sub-Investment Advisory Agreement between BAL and BlackRock International Limited (“BIL”), with respect to CoreAlpha Bond Master Portfolio, is filed as an Exhibit to Amendment No. 50.

(d)(3)	Form of Sub-Investment Advisory Agreement between BAL and BFA, with respect to CoreAlpha Bond Master Portfolio, is filed as an Exhibit to Amendment No. 50.

(d)(4)	Master Advisory Fee Waiver Agreement, dated December 1, 2009, between Registrant and BFA is incorporated herein by reference to an Exhibit to Amendment No. 40.

(d)(5)	Schedule A, dated May 19, 2010, to the Master Advisory Fee Waiver Agreement between Registrant and BFA is incorporated herein by reference to an Exhibit of Amendment No. 42 to the Registrant’s Registration Statement, filed March 31, 2011 (“Amendment No. 42”).

(d)(6)	Form of Expense Limitation Agreement, between Registrant and BFA with respect to Russell 1000 Index Master Portfolio, ACWI ex-US Index Master Portfolio and the LifePath Index Master Portfolios is incorporated herein by reference to an Exhibit of Amendment No. 46 to the Registrant’s Registration Statement, filed June 29, 2011.

(e)(1)	Placement Agency Agreement between Registrant and BlackRock Investments, LLC (“BRIL”) is incorporated herein by reference to an Exhibit of Amendment No. 42.

(f)	Not applicable.

(g)	Form of Service Module for Custodial Services between Registrant and State Street Bank and Trust Company (“State Street”) is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(1)	Administration Agreement, dated July 1, 2012, between BAL and Registrant on behalf of the LifePath Master Portfolios, the Money Market Master Portfolios, S&P 500 Stock Master Portfolio, Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio and Active Stock Master Portfolio is filed as an Exhibit to Amendment No. 50.

(h)(2)	Administration Agreement dated July 1, 2012 between BAL and Registrant on behalf of the LifePath Index Master Portfolios, ACWI ex-US Master Portfolio and Russell 1000 Index Master Portfolio is filed as an Exhibit to Amendment No. 50.

(h)(3)	Sub-Administration Agreement, dated October 21, 1996, between State Street and BAL on behalf of each Master Portfolio is incorporated herein by reference to Amendment No. 9 to the Registrant’s Registration Statement, filed February 22, 1999.

(h)(4)	Amendment, dated December 31, 2002, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to Amendment No. 33.

(h)(5)	Amendment, dated September 1, 2004, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to Amendment No. 33.

(h)(6)	Amendment, dated January 1, 2006, to the Sub-Administration Agreement between State Street and BAL is incorporated herein by reference to Amendment No. 34 to the Registrant’s Registration Statement, filed July 28, 2006.

(h)(7)	Amendment, dated January 1, 2007, to the Sub-Administration Agreement between State Street and BAL filed as Exhibit (h)(6) is incorporated herein by reference to Amendment No. 36 to the Registrant’s Registration Statement, filed April 30, 2007 (“Amendment No. 36”).

(h)(8)	Revised Master Fee Schedule, dated September 1, 2004, to the Sub-Administration Agreement, as amended from time to time, is incorporated herein by reference to Amendment No. 33.

(h)(9)	Amended and Restated Securities Lending Agency Agreement, dated November 2, 2009, between Registrant and BlackRock Institutional Trust Company, N.A. filed as Exhibit (h)(9) is incorporated herein by reference to Amendment No. 40.

(h)(10)	Schedule A and Exhibit A to the Amended and Restated Securities Lending Agency Agreement between Registrant and BlackRock Institutional Trust Company, N.A. is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(11)	Form of Service Module for Transfer Agency Services between Registrant and State Street with respect to the Money Market Master Portfolios is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(12)	Amended and Restated Independent Expense Reimbursement Agreement among Registrant, BlackRock Funds III, BFA and BAL, dated July 1, 2012, is filed as an Exhibit to Amendment No. 50.

(h)(13)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 17, 2010, relating to the Credit Agreement dated as of November 18, 2009, is incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592) filed on November 22, 2010.

(h)(14)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 16, 2011, relating to the Credit Agreement dated as of November 17, 2010, is incorporated by reference to Exhibit 8(e)(6) to Post-Effective Amendment to the Registration Statement on Form N-1A of BlackRock Large Cap Series Funds, Inc. (File No. 333-89389), filed on January 27, 2012.

(h)(15)	Form of Termination, Replacement, and Restatement Agreement between the Registrant and a syndicate of banks dated as of November 14, 2012, relating to the Credit Agreement dated as of November 16, 2011 is incorporated herein by reference to Exhibit 8(e)(7) to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of BlackRock Large Cap Series Funds, Inc. (File No. 333-89389), filed on January 28, 2013.

(h)(16)	Form of Master Services Agreement between Registrant and State Street, dated April 21, 2011, is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(h)(17)	Exhibit A to the Master Services Agreement between Registrant and State Street is incorporated herein by reference to an Exhibit of Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A of BlackRock Funds III (File No. 33-54126) filed on June 29, 2011.

(i)	Consent of Counsel (Sidley Austin LLP) is incorporated herein by reference to an Exhibit of Amendment No. 40.

(j)	None.

(k)	Not applicable.

(l)	Not applicable.

(m)	Distribution Plan for the LifePath Master Portfolios is incorporated herein by reference to an Exhibit of Amendment No. 37.

(n)	Not applicable.

(o)	Reserved.

(p)(1)	Code of Ethics of Registrant is incorporated herein by reference to an Exhibit of Amendment No. 40.

(p)(2)	Code of Ethics of BFA is incorporated herein by reference to Exhibit 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711), filed on April 29, 2009.

(p)(3)	Code of Ethics of BlackRock Investments, LLC is incorporated herein by reference to Exhibit 15(b) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711), filed on April 29, 2009.

(q)	Power of Attorney, dated February 22, 2013, for Paul L. Audet, Henry Gabbay, David O. Beim, Ronald W. Forbes, Dr. Matina S. Horner, Rodney D. Johnson, Herbert I. London, Ian A. MacKinnon, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Kenneth L. Urish, Toby Rosenblatt and Frederick W. Winter is incorporated herein by reference to Exhibit (h)(5) to Post-Effective Amendment No. 94 to the Registration Statement on Form N-1A of BlackRock Liquidity Funds (File No. 2-47015), filed on February 28, 2013.

ITEM 29.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The chart below identifies persons who, as of April 2, 2013, are controlled by or who are under common control with a Master Portfolio. For purposes of the Investment Company Act of 1940, as amended (the “1940 Act”), any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Each entity, except Transamerica Partners Institutional Stock Index Fund and BlackRock Cayman Treasury Money Market Fund, Ltd., is organized under the laws of the State of Delaware. Transamerica Partners Institutional Stock Index Fund is organized under the laws of the State of Massachusetts, and BlackRock Cayman Treasury Money Market Fund, Ltd. is a Cayman company.

MASTER PORTFOLIO	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER PORTFOLIO	PERCENTAGE OF VOTING SECURITIES
LifePath® Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	State Farm LifePath Income Portfolio One State Farm Plaza Bloomington, IL 61710	62%

	LifePath Retirement Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	38%

LifePath 2020 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	State Farm LifePath 2020 Portfolio One State Farm Plaza Bloomington, IL 61710	57%

	LifePath 2020 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	43%

LifePath® 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2025 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath 2030 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	State Farm LifePath 2030 Portfolio One State Farm Plaza Bloomington, IL 61710	57%

	LifePath 2030 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	43%

LifePath® 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2035 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath 2040 Master Portfolio® Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	State Farm LifePath 2040 Portfolio One State Farm Plaza Bloomington, IL 61710	54%

	LifePath 2040 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	46%

LifePath® 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2045 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2050 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	57%

	State Farm LifePath 2050 Portfolio One State Farm Plaza Bloomington, IL 61710	43%

LifePath® 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath 2055 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index Retirement Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index Retirement Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2020 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2020 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2025 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2025 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2030 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2030 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2035 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2035 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2040 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2040 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2045 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2045 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2050 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2050 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

LifePath® Index 2055 Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	LifePath Index 2055 Portfolio c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

Active Stock Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Active Stock LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	100%

CoreAlpha Bond Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	CoreAlpha Bond LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	97%

ACWI ex-US Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	ACWI ex-US LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	98%

Bond Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Bond Index LP Feeder c/o Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	81%

S&P 500 Stock Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Transamerica Partners Institutional Stock Index Fund 570 Carillon Parkway St. Petersburg, FL 33716	53%

Russell 1000® Index Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	Russell LP Feeder c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	91%

Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Institutional c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	98%

Government Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Government c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	100%

Prime Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Prime c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	89%

Treasury Money Market Master Portfolio Master Investment Portfolio 400 Howard Street San Francisco, CA 94105	BlackRock Cash Funds: Treasury c/o BlackRock Funds III 400 Howard Street San Francisco, CA 94105	66%

	BlackRock Cayman Treasury Money Market Fund, Ltd. 400 Howard Street San Francisco, CA 94105	34%

ITEM 30.	INDEMNIFICATION

Article IX of the Registrant’s Second Amended and Restated Agreement and Declaration of Trust provides:

(a) Subject to the exceptions and limitations contained in paragraph (b) below: (i) every Person who is, or has been, a Trustee or officer of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such Covered Person in connection with any claim, action, suit, or proceeding in which such Covered Person becomes involved as a party or otherwise or is threatened to be involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by such Covered Person in the settlement thereof; and (ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, regulatory or other, including investigations and appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b) No indemnification shall be provided hereunder to a Covered Person: (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Covered Person’s office or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or (ii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(i) resulting in a payment by a Covered Person, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office: (A) by the court or other body approving the settlement or other disposition; (B) by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Covered Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other persons may be entitled by contract or otherwise under law.

(d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Article IX, Section 1 may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be repaid by such Covered Person to the Trust or Series if it ultimately is determined that he or she is not entitled to indemnification under this Article IX, Section 1; provided, however, that either (i) such Covered Person shall have provided a surety bond or some other appropriate security for such undertaking; (ii) the Trust or Series thereof is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily-available facts (as opposed to a trial-type inquiry or full investigation), that there is a reason to believe that such Covered Person will be entitled to indemnification under this Article IX, Section 1. In connection with any determination pursuant to clause (iii) of the preceding sentence, any Covered Person who is a Trustee and is not an Interested Person of the Trust and any Covered Person who has been a Trustee and at such time was not an Interested Person of the Trust shall be entitled to a rebuttable presumption that he or she has not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

(e) Any repeal or modification of this Article IX, Section 1, or adoption or modification of any other provision of this Declaration or the By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal, or modification adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, adoption or modification.

ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

(a) BFA is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 400 Howard Street, San Francisco, CA 94105. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. The directors and officers of BFA consist primarily of persons who during the past two years have been active in the investment management business. Information as to the executive officers and directors of BFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

(b) BAL is an indirect wholly-owned subsidiary of BlackRock, Inc. located at 100 Bellevue Parkway, Wilmington, Delaware 19809. BAL was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this Item 31 about officers and directors of BAL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BAL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(c) BIL is located at 40 Torphichen Street, Edinburgh, Scotland EH3 8JB. The information required by this Item 31 of officers and directors of BIL, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIL pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-51087).

ITEM 32.	PRINCIPAL UNDERWRITER.

BRIL, the placement agent of the Master Portfolios, acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies including the Master Portfolios of the Registrant:

BBIF Government Securities Fund

BlackRock Master LLC

BlackRock Mid Cap Value Opportunities Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Value Opportunities Fund, Inc.

BlackRock Variable Series Funds, Inc.

BBIF Money Fund
BBIF Tax-Exempt Fund
BBIF Treasury Fund
BIF Government Securities Fund
BIF Money Fund
BIF Multi-State Municipal Series Trust
BIF Tax-Exempt Fund
BIF Treasury Fund
BlackRock Allocation Target Shares
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock World Income Fund, Inc.

FDP Series, Inc.

Funds For Institutions Series

iShares, Inc.

iShares MSCI Russia Capped Index Fund, Inc.

iShares Trust

iShares U.S. ETF Trust

Managed Account Series

Master Basic Value LLC

Master Bond LLC

Master Focus Growth LLC

Master Government Securities LLC

Master Institutional Money Market LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Money LLC

Master Tax-Exempt LLC

Master Treasury LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

Ready Assets Prime Money Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BRIL also acts as the principal underwriter or placement agent, as applicable, for the following closed-end registered investment company:

BlackRock Fixed Income Value Opportunities

(b)

Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Member, Board of Managers	None
Robert Fairbairn	Chief Executive Officer and Senior Managing Director	None
Anne Ackerley	Managing Director	None
Matthew Mallow	General Counsel and Senior Managing Director	None
Russell McGranahan	Secretary and Managing Director	None
James Smith	Chief Compliance Officer and Director	None
Saurabh Pathak	Chief Financial Officer and Director	None
Sally George	Managing Director	None
Francis Porcelli	Managing Director	None
Brenda Sklar	Managing Director	None
Lisa Hill	Managing Director	None
Joseph Craven	Managing Director	None
Melissa Walker	Vice President and Assistant Secretary	None
Chris Nugent	Director	None
Robert Kapito	Member, Board of Managers	None
Daniel Waltcher	Member, Board of Managers	None

(c) Not applicable.

ITEM 33.	LOCATION OF ACCOUNTS AND RECORDS

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the 1940 Act and the rules thereunder (collectively, “Records”) at the offices of State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts 02110.

(b) BFA maintains all Records relating to its services as adviser or sub-adviser, as applicable, at 400 Howard Street, San Francisco, California 94105.

(c) BAL maintains all Records relating to its services as adviser or administrator, as applicable, at 100 Bellevue Parkway, Wilmington, Delaware 19809.

(d) BlackRock International Limited maintains all Records relating to its services as sub-adviser of CoreAlpha Bond Master Portfolio at 40 Torphichen Street, Edinburgh, Scotland, EH3 8JB.

(e) BRIL maintains all Records relating to its services as placement agent of the Master Portfolios at 40 East 52nd Street, New York, New York 10022.

(f) State Street Bank and Trust Company maintains all Records relating to its services as sub-administrator and transfer agent of certain Master Portfolios at 100 Summer Street, Boston, Massachusetts 02110.

(g) BNY Mellon Investment Servicing (US) Inc. maintains all Records relating to its services as transfer agent of certain Master Portfolios at 301 Bellevue Parkway, Wilmington, Delaware 19809.

ITEM 34.	MANAGEMENT SERVICES

Other than as set forth under the captions “Item 10. Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 17. Management of the Trust” and “Item 19. Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

ITEM 35.	UNDERTAKINGS

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York on the 30 day of April, 2013.

MASTER INVESTMENT PORTFOLIO on behalf of Bond Index Master Portfolio, S&P 500 Stock Master Portfolio and CoreAlpha Bond Master Portfolio

By:	/S/ JOHN M. PERLOWSKI
John M. Perlowski
President and Chief Executive Officer

Pursuant to the requirements of the 1940 Act, this Amendment to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John M. Perlowski	President and Chief Executive Officer (Principal Executive Officer)	April 30, 2013
John M. Perlowski

/s/ Neal J. Andrews	Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2013
Neal J. Andrews

David O. Beim*	Trustee
David O. Beim

Ronald W. Forbes*	Trustee
Ronald W. Forbes

Dr. Matina S. Horner*	Trustee
Dr. Matina S. Horner

Rodney D. Johnson*	Trustee
Rodney D. Johnson

Herbert I. London*	Trustee
Herbert I. London

Ian A. MacKinnon*	Trustee
Ian A. MacKinnon

Cynthia A. Montgomery*	Trustee
Cynthia A. Montgomery

Joseph P. Platt*	Trustee
Joseph P. Platt

Robert C. Robb, Jr.*	Trustee
Robert C. Robb, Jr.

	Toby Rosenblatt*	Trustee
Toby Rosenblatt

	Kenneth L. Urish*	Trustee
Kenneth L. Urish

	Frederick W. Winter*	Trustee
Frederick W. Winter

	Paul Audet*	Trustee
Paul Audet

	Henry Gabbay*	Trustee
Henry Gabbay

*By:	/s/ Benjamin Archibald		April 30, 2013
Benjamin Archibald
(Attorney-in-Fact)